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                                                                   EXHIBIT 10.19

CONTACTS:      Thomas C. Tekulve
---------      Chief Financial Officer
               (714) 758-4381

               Gary S. Maier/Roger S. Pondel
               Pondel Parsons & Wilkinson
               (310) 207-9300

                                                           FOR IMMEDIATE RELEASE


  SAFEGUARD HEALTH ENTERPRISES, INC. COMPLETES SALE OF ORTHODONTIC PRACTICES

ANAHEIM, CALIFORNIA--April 2, 1998--Safeguard Health Enterprises, Inc. (Nasdaq-NMS:SFGD) today announced the completion of the sale of its orthodontic practices to Pacific Coast Dental, Inc./Associated Dental Services, Inc. and affiliated dentists.

The practices were sold for $15 million in long-term notes, discounted for up to $2.5 million for cash payment by the end of this year. The transaction includes the sale of all assets and associated liabilities of the orthodontic practices and a long-term commitment to continue to provide orthodontic services to SafeGuard members.

Steven J. Baileys, D.D.S., chairman and chief executive officer of SafeGuard, stated, "The sale of the orthodontic practices is a significant step in our long-term strategy to focus all attention and resources on the continued growth of our profitable core dental benefits business. This provides increased shareholder value both through the gain recognized from the sale, as well as the continued execution of our company's core strategy."
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SafeGuard is a multifaceted specialized health care marketing company providing benefits to nearly 1.2 million members in 27 states and the District of Columbia. The company offers a variety of managed and indemnity dental care programs, as well as vision and life insurance products. In addition, SafeGuard provides administrative and preferred provider organization services. SafeGuard contracts with more than 5,500 client organizations and provides benefits through nearly 14,000 contracting providers. The company's sales force sells its various products through a network of independent brokers, agents and consultants.

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The statements contained in this release that relate to future plans, financial results or performance are forward-looking statements. The company's actual results could differ materially from those suggested as a result of various risks and uncertainties, including without limitation, competition within the industry, government regulation, fluctuating business and economic conditions, the company's ability to retain its customers and continue growth, trends in dental loss ratios and rising dental care costs. For additional information regarding the risks and uncertainties that could affect the company's future financial performance, see the company's Securities and Exchange Commission filings